Exhibit 10.17

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

SECOND AMENDMENT TO THE WARRANTY PROGRAM AGREEMENT BY AND BETWEEN COVER GENIUS WARRANTY SERVICES, LLC AND TILE, INC.

This SECOND AMENDMENT TO THE WARRANTY PROGRAM AGREEMENT BY AND BETWEEN COVER GENIUS WARRANTY SERVICES, LLC AND TILE, INC. (this “Second Amendment”), effective as of October 8, 2021 (the “Effective Date”), is entered into by and between Cover Genius Warranty Services, LLC, (“Cover Genius”), a Delaware limited liability company with its principal office located at 11 West 42nd Street, 2nd Floor, New York, NY 10036, and Tile, Inc. (“Company”), a Delaware corporation with its principal office located at 1900 S. Norfolk Street, Suite 310, San Mateo California 94403.

RECITALS

WHEREAS, the Parties entered into a Warranty Program Agreement dated June 26, 2020 (the “Original Agreement”);

WHEREAS, the Parties entered into a first amendment of the Original Agreement dated September 17, 2020 (the “First Amendment”), with the Original Agreement and First Amendment collectively being referred to herein as the “Agreement”;

WHEREAS, the Parties are entering into this Second Amendment to amend certain provisions of the Agreement to reflect the agreement between the Parties;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, covenant and agree as follows:

1.	Capitalized terms not otherwise defined herein will have the meaning defined for them in the Agreement.

2.	“Contract Year” means each period of twelve (12) consecutive calendar months following the Effective Date.

3.

“Purchasers” means the total number of purchased Covered Products within a Contract Year, including both Annual Subscribers and Monthly Subscribers for any applicable limit tier, regardless of whether the Covered Product has been registered.

4.	The first paragraph of Subsection (c) of Section 3.02 shall be replaced and superseded with the following provision:

“On a monthly basis, Cover Genius shall provide a Remittance Report to Issuer and/or insurance partner setting forth the following information on the Covered Products sold and registered for the period last completed or as otherwise required by the Issuer and/or insurance partner: (1) the total number of Covered Products sold and registered during the month with Designated Contract form number for each base and premium subscription; (2) the order, invoice, or authorization number unique to the consumer; (3) Covered Product holder’s state and zip code; (4) registration date of Tile device for the applicable Warranty; (5) limit of liability purchased (i.e., $25, $100, $250, $500, $1000); (6) description or manufacturer of product the Tile device is attached or in the case of embedded products, a description of the embedded product (each of which to be prepared by the OEM administrator); (7) Model number of the product the Tile device is attached (if applicable); and (8) Hashed identification number of the Tile device.”

5.	The following provisions shall replace and supersede subsection (a) of Article IV (Compensation) Section 4.01. Fees. in the Agreement:

“(a) In exchange for the performance by Cover Genius of its obligations under this Agreement, Company shall pay fees to Cover Genius in the following amounts after a Customer registers their first Extended Warranty Covered Product:

(i) For Annual Subscribers:

(1)	USD [***] per annum for Covered Products with a limit of USD 250;

(2)	USD [***] per annum for Covered Products with a limit of USD 500;

(3)	USD [***] per annum for Covered Products with a limit of USD 750;

(4)	USD [***] per annum for Covered Products with a limit of USD 1,000; and

(5)

for Covered Products with a limit of USD 100, USD [***] per annum up to 10,000 Purchasers, USD [***] per annum between 10,000 and 200,000 Purchasers, USD [***] per annum between 200,000 and 400,000 Purchasers, and USD [***] per annum for more than 400,000 Purchasers.

At the end of each Contract Year, with respect to fees for the Covered Products with a limit of USD 100, in the event that the fees have been underpaid, Cover Genius shall report the amount of underpayment, and the Parties shall settle the difference within thirty (30) days. The limits stated above refer to the warranty limit for losses. The Parties will discuss and mutually agree in good faith on how and on what terms to offer Covered Products in the context of additional programs including the payment for Covered Products by parent accounts for use by sub-accounts.

(ii) For Monthly Subscribers:

(1)	USD [***] per month for Covered Products with a limit of USD 100.

The limits stated above refer to the warranty limit for losses.

Should Annual Subscribers cancel early or otherwise be entitled to a refund in Company’s sole discretion, Cover Genius will refund Company the corresponding pro rata amount of fees paid by Company to Cover Genius for those Customers.

6.	In Exhibit A (Covered Products) to the Agreement, subsection (b) of Section 4 (Coverage) shall be replaced and superseded with the following provision:

(b) With respect to the Group Extended Warranty Contract, claims arising out of, resulting from, or based upon the loss of an eligible Registered Item will qualify for coverage if the foregoing conditions (i), (ii), and (iii) are met, provided however, that no picture is required to have been provided under subsection (iii) above for Registered Items under a Group Extended Warranty Contract with a limit of USD 100 unless otherwise required by the Issuer.

7.

Discussions between the parties respecting the amendments described herein shall not serve as a basis for a claim against either party or any officer, director or agent of either party. Except as otherwise provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

(signature page follows)

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the Effective Date.

Cover Genius Warranty Services, LLC

By:	/s/ Darcy Shapiro
Name: Darcy Shapiro
Title: Chief Operating Officer Americas

Tile, Inc.

By:	/s/ Charles (CJ) Prober
Name: Charles (CJ) Prober
Title: CEO

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